UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2015

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On October 29, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of On Assignment, Inc. (the “Company”) approved a grant of restricted stock units (“RSUs”) to certain of the Company’s named executive officers under the Company’s 2010 Incentive Award Plan, as amended (the “Plan”). These awards have a grant date of October 29, 2015 and vesting is conditioned upon achievement of a positive Adjusted EBITDA performance target over the three-year period beginning on January 1, 2016, and continued service to the Company. Subject to the conditions stated above, the awards will vest 50 percent each on the fourth and fifth anniversaries of the grant date. The number of RSUs granted to each executive is set forth below:

Name	Title	Number of RSUs Granted
Randolph C. Blazer	President, Apex Systems, LLC (“Apex”)	49,560
Michael J. McGowan	President, Oxford Global Resources, LLC and COO of the Company	49,560
Edward L. Pierce	EVP, CFO of the Company	22,527
Theodore S. Hanson	President, Lab Support Division and CFO of Apex	22,527

On November 2, 2015, the Committee took additional actions related to compensation for these named executive officers. The Committee increased the 2016 target and maximum cash incentive bonus amounts for Messrs. Blazer, Hanson and McGowan to be 70 percent and 140 percent of the executive's base salary, respectively, and 60 percent and 120 percent of base salary, respectively, for Mr. Pierce. The Committee also increased the value of their 2016 annual RSU grants which will be granted on January 4, 2016 and will vest based on the achievement of multiple individual performance target requirements over the three-year period in which they vest. The number of RSUs to be granted will be determined by dividing the value of RSU grant set forth below for each individual by the closing price of a share of the Company’s common stock on the date of grant:

Name	Value of 2016 Annual RSU Grant
Randolph C. Blazer	$1,100,000
Michael J. McGowan	$1,100,000
Edward L. Pierce	$700,000
Theodore S. Hanson	$750,000

The Committee did not make any changes at this time to the annual compensation of Peter Dameris, the Company’s Chief Executive Officer. However, at its November 2 meeting, the Committee awarded Mr. Dameris a one-time grant of 16,322 shares of the Company’s common stock under the Plan with a November 2 grant date and no vesting requirements. The Committee wanted to reward Mr. Dameris for the successful acquisition and integration of Creative Circle, LLC, the completion of the Company’s strategic plan and the Company’s very successful third quarter performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: November 4, 2015	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary